Exhibit 99.1

Hepion Pharmaceuticals Announces Pricing of $20.0 Million Private Placement of Convertible Redeemable Preferred Stock

November 4, 2022

EDISON, N.J., Nov. 04, 2022 — Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a clinical stage biopharmaceutical company focused on Artificial Intelligence (“AI”)-driven therapeutic drug development for the treatment of fibrotic diseases, including non-alcoholic steatohepatitis (“NASH”), hepatocellular carcinoma (“HCC”), and other chronic diseases, today announced that it has entered into a securities purchase agreement with certain institutional investors to purchase 1,900,000 shares of Series F convertible redeemable preferred stock and 100,000 shares of Series G convertible redeemable preferred stock. Each share of Series F and Series G preferred stock has a purchase price of $9.50, representing an original issue discount of 5% of the $10.00 stated value of each share. Each share of Series F and Series G preferred stock is convertible into shares of the Company’s common stock at an initial conversion price of $1.00 per share. Shares of the Series F and Series G preferred stock are convertible at the option of the holder at any time following the Company’s receipt of stockholder approval of a reverse stock split of the company’s common stock that is effected by the company’s filing of the amendment with and acceptance by the Secretary of State of the State of Delaware. The Company and the holders of the Series F and Series G preferred stock also entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion of the Series F and Series G preferred stock. Total gross proceeds from the offerings, before deducting discounts, placement agent’s fees and other estimated offering expenses, is $20.0 million.

The Series F and Series G preferred stock permits the holders thereof to vote together with the holders of the Company’s common stock on a proposal to effectuate a reverse stock split of the company’s common stock. The Series G preferred stock permits the holder to cast 100,000 votes per share of Series G preferred stock on such proposal, provided, that such votes must be cast in the same proportions as the shares of common stock and Series F preferred stock are voted on that proposal (excluding any shares of common stock that are not voted on the proposal). Except as required by law or expressly provided by the certificates of designation, holders of the Series F and Series G preferred stock will not be permitted to vote on any other matters. The holders of the Series F and Series G preferred stock agreed not to transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of their shares of preferred stock until after the receipt of stockholder approval of the reverse stock split.

The holders of the Series F and Series G preferred stock have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares during the period commencing on the earlier of (i) receipt of stockholder approval of the reverse stock split and (ii) the date that is 60 days after the closing of the offering and ending 90 days after the closing of the offering. The Company has the option to redeem the Series F and Series G preferred stock for cash at 105% of the stated value at any time following receipt of stockholder approval of the reverse stock split, subject to the holders’ rights to convert the shares prior to a redemption at the option of the Company.

The closing of the offering is expected to occur on or about November 7, 2022, subject to the satisfaction of customary closing conditions. Additional information regarding the securities described above and the terms of the offering are included in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”).

A.G.P./Alliance Global Partners is acting as the exclusive placement agent in connection with the offering.

The Series F and Series G preferred stock and shares of common stock into which these preferred shares are convertible are being issued in reliance upon the exemption from the securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Rule 506 of Regulation D as promulgated by SEC under the 1933 Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Hepion Pharmaceuticals

The Company’s lead drug candidate, rencofilstat, is a potent inhibitor of cyclophilins, which are involved in many disease processes. Rencofilstat is currently in clinical-phase development for the treatment of NASH, with the potential to play an important role in the overall treatment of liver disease – from triggering events through to end-stage disease. Rencofilstat has been shown to reduce liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH, and has demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms, in nonclinical studies. In November 2021, the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for rencofilstat for the treatment of NASH. That was followed in June 2022 by the FDA’s granting of Orphan Drug designation to rencofilstat for the treatment of HCC.

Hepion has created a proprietary AI platform, called AI-POWR™, which stands for Artificial Intelligence – Precision Medicine; Omics (including genomics, proteomics, metabolomics, transcriptomics, and lipidomics); World database access; and Response and clinical outcomes. Hepion intends to use AI-POWR™ to help identify which NASH patients will best respond to rencofilstat, potentially shortening development timelines and increasing the delta between placebo and treatment groups. In addition to using AI-POWR™ to drive its ongoing NASH clinical development program, Hepion intends to use the platform to identify additional potential indications for rencofilstat to expand the company’s footprint in the cyclophilin inhibition therapeutic space.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. Factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the failure to satisfy the conditions to closing of the offering and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly report on Form 10-Q for the three months and six months ended June 30, 2022, as filed with the Securities and Exchange Commission. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Stephen Kilmer
Hepion Pharmaceuticals Investor Relations
Direct: (646) 274-3580
skilmer@hepionpharma.com